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                                                               EXHIBIT 10.26(b)

                    AMENDMENT TO AMENDED AND RESTATED MASTER
                         REPURCHASE AGREEMENT GOVERNING
                      PURCHASES AND SALES OF MORTGAGE LOANS

         This Amendment to Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, effective as of May 1, 1999 (this "Amendment"), dated as of June 30, 1999, is made by and between LEHMAN COMMERCIAL PAPER, INC. ("Buyer") and AAMES CAPITAL CORPORATION ("Seller"; collectively with Buyer, "Parties").

                                R E C I T A L S:

         The Seller and the Buyer are parties to an Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of February 10, 1999 (the "Agreement"), pursuant to which Buyer has agreed, subject to the terms and conditions set forth in the Agreement, to purchase certain mortgage loans owned by the Seller, including, without limitation, all rights of Seller to service and administer such mortgage loans and residential properties. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement, as amended hereby.

         The Parties wish to amend the Agreement to modify certain of the terms and conditions governing the purchase and sale of the mortgage loans.

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, effective as of the date hereof:

         SECTION 1.  AMENDMENTS

         1.1 The definition of "Collateral Amount" in Section 2 is deleted in its entirety and replaced with the following language:

             "Collateral Amount" means (i) with respect to any Transaction up to and including an aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions equal to $300,000,000, the amount obtained by application of the applicable Collateral Amount Percentage to the Repurchase Price for such Transaction and (ii) during the period beginning on July 1, 1999 and extending through and including July 31, 1999, with respect to any Transaction with a Purchase Price that, together with the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions, exceeds $300,000,000, the lesser of
         (x) the amount obtained by application of the applicable Collateral Amount Percentage to the Repurchase Price for such Transaction and (y) 97% of the aggregate outstanding principal balance of Purchased Mortgage Loans subject to such Transactions in excess of $300,000,000; provided, that the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions shall not

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         excess (1) $400,000,000 during the period beginning July 1, 1999 and extending through and including July 31, 1999, or (2) $300,000,000 prior to or after the period described in (1)."

         1.2 The following language is inserted immediately after the definition of "Purchased Mortgage Loans" and immediately preceding the definition of "Replacement Loans" in Section 2:

             "Q-1 Loan" means a Mortgage Loan that (i) is available only to borrowers of A, A- and B credit grades and Iii) provides for a hold back of proceeds or future advances to be applied to minor property repairs restricted to roofing, plumbing, electrical or carpentry repairs in an amount that does not exceed the lesser of $10,000 or 10% of the aggregate Purchase Price for such Q-1 Loan."

         1.3 Paragraph (a)(ii) of the definition of "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

             "(ii) $124,000,000 from June 30, 1999 to (but excluding) September 30, 1999 or"

         1.4 Paragraph (b)(ii) of the definition of "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

             "(ii) $124,000,000 for June 30, 1999 to (but excluding) September 30, 199 or"

         1.5 Paragraph (c) of the definition of "Trigger Event" in Section 2 is deleted in its entirety and replaced with the following language:

                           "(c) the Leverage Ratio shall exceed (i) 6.5 to 1.0 from the date of this Agreement to (but excluding) September 30, 1999 or (ii) 4.5 to 1.0 thereafter."

         1.6 The third sentence in Section 5(b) is deleted in its entirety and replaced with the following language:

             "The Depository Acknowledgement shall provide that upon notice to the Collection Account Bank (which notice Buyer may deliver at its reasonable discretion but in any event after the occurrence of a Trigger Event, an Event of Default or a Market Value Collateral Deficit or Securitization Value Collateral Deficit which is not cured in accordance with Section 4), only Buyer shall be permitted to withdraw funds from the Collection Account, such funds to be applied by Buyer to reduce the outstanding Purchase Price."

         1.7 The reference to "30 days" in Section 12(j)(vi) is deleted and replaced with "45 days".

         1.8 The reference to "June 30, 1999" in Section 13(xii) is deleted and replaced with "September 30, 1999".

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         1.9 Clause (ii) of Section 13(xiii) is deleted in its entirety and replaced with the following language:

             "(ii) $120,000,000 from June 30, 1999 to (but excluding) September 30, 1999 or"

         1.10 Clause (ii) of Section 13(xiv) is deleted in its entirety and replaced with the following language:

             "(ii) $120,000,000 from June 30, 1999 to (but excluding) September 30, 1999 or"

         1.11 Section 13(xv) is deleted in its entirety and replaced with the following language:

             "(xvi) the Leverage Ratio shall exceed (a) from the date of this Agreement to (but excluding) Setember 30, 1999, 6.5 to 1.0, and (b) 5.0 to 1.0 thereafter;"

         1.12 Section 13 (xvi) is deleted in its entirety and replaced with the following language:

             "(xvi) the Adjusted Leverage Ration shall exceed (a) on the last Business Day of (i) any calendar month from the date of this Agreement to (but excluding) September 30, 1999, 2.50 to 1.0, or (ii) any calendar month thereafter, 2.25 to 1.0 or (b) 3.5 to 1.0 on any other day;"

         1.13 Section 13(xvii) is deleted in its entirety and replaced with the following language:

             "(xvii) as of the end of any quarter occurring on and after September 30, 1999, the Interest Coverage Ratio shall be less than 1.0 to 1.0;"

         1.14 Section 13(xviii) is deleted in its entirety and replaced with the following language:

             "(xviii) for any two consecutive fiscal quarters of Guarantor, beginning with the fiscal quarter ending December 31, 1999, Guarantor and its subsidiaries shall incur a loss on a consolidated basis in accordance with GAAP; or"

         1.15 Paragraph (1) of Exhibit V to the Agreement is deleted in its entirety and replaced with the following language:

             "(1) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there in no requirement for future advance thereunder, and any and all requirements as to completion of on-site or off-site improvement and as to disbursements of any escrow funds therefor have been compiled with, except with respect to the proceeds of Q-1 Loan; provided, that the Purchase Price of such Q-1 Loan, together with the aggregate Purchase Price for all such Q-1 Loans subject to then outstanding Transactions does not exceed 3% of the aggregate Purchase Price for all

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         Purchased Mortgage Loans subject to then outstanding Transactions
         (after giving effect to the purchase of such Q-1 Loan). All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgage is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage."

         1.16 Paragraph (o) of Exhibit V to the Agreement is deleted in its entirety and replaced with the following:

             "(o) Loan-to-Value Ratio. The Mortgage Loans subject to Transactions do not have a weighted average cumulative Loan-to-Value Ratio in excess of 85%. If a Mortgage Loan has a Loan-to-Value Ratio greater than 90% and less than 95% or equal to or greater than 95% and less than 100%, the Purchase Price of such Mortgage Loan together with the Purchase Price of Purchased Mortgage Loans secured by a first or a second lien on the related Mortgage Properties subject to then outstanding Transaction having a Loan-to-Value Ratio greater than 90% and less than 95% or equal to or greater than 95% and loan than 100% does not, in either case, exceed the greater of (x) 3% of the aggregate Purchase Price for all Mortgage Loans which are subject to then outstanding Transactions and (y) $1,000,000."

         1.17 Clause (v) of Paragraph (pp) of Exhibit V to the Agreement is deleted in its entirety and Clause (vi) of Paragraph (pp) of Exhibit V of the Agreement is renumbered Clause (v).

         1.18 Paragraph (zz) of Exhibit V to the Agreement is deleted in its entirety and replaced with the following language:

             "(zz) Wet Ink Mortgage Loans. The Purchase Price of a Wet Ink Mortgage Loan together with the Purchase Price of Purchased Mortgage Loans which are Wet Ink Mortgage Loans does not exceed, (i) during the first and last week of each month, the greater of (x) $35,000,000 and
         (y) 25% of the aggregate Purchase Price for all Mortgage Loans which are subject to then outstanding Transactions and (ii) at all other times, 15% of the aggregate Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions."

         SECTION 2. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

         2.1 Except as expressly amended by Section 1 hereof, the Agreement remains unaltered and in full force and effect. Each Party hereby reaffirms all terms and covenants made in the Agreement as amended hereby.

         2.2 Each of the Parties hereby represents and warrants to the other parties that (a) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (b) the execution and delivery by such Party of this

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Amendment has been duly authorized by all requisite limited liability company or corporate action, as applicable, on the part of such Party and will not violate any provision of the organizational documents of such Party.

         2.3 Seller shall within thirty (3) days following the receipt of a notice from Buyer requesting same, enter into a master servicing agreement in form and substance acceptable to Buyer with respect to the Mortgage Loans, with a master servicer approved by Buyer.

         SECTION 3. PAYMENT OF FEE; EXPENSES

         3.1 In consideration of Buyer increasing the maximum aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions on a temporary basis as set forth in the Agreement, Seller agrees to pay to Buyer on the date hereof a fee in the amount of $50,000.

         3.2 Seller shall pay all out-of-pocket costs and expenses (including legal fees and disbursements) reasonably incurred by Buyer in connection with the preparation and execution of this Amendment.

         SECTION 4. EFFECT UPON THE AGREEMENT.

         4.1 Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. All references to the "Agreement" in the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans shall mean and refer to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans as modified and mended hereby.

         4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Agreement, or any other document, instrument or agreement executed and/or delivered in connection therewith.

         SECTION 5. GOVERNING LAW.

         THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         SECTION 6. COUNTERPARTS.

         This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

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         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the day and year first above written.

         SELLER:

         AAMES CAPITAL CORPORATION, as Seller


         By:      /s/David A. Sklar
           ---------------------------------------------------------
         Name:    David A. Sklar
             -------------------------------------------------------
         Title:   Executive Vice President & Chief Executive Officer
              ------------------------------------------------------


         BUYER:

         LEHMAN COMMERCIAL PAPER, INC., as Buyer

         By:      /s/ Francis X. Gilhool
            ------------------------------------------
         Name:    Francis X. Gilhool
              ----------------------------------------
         Title:   S.V.P.
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